This Note, and the securities issuable upon the conversion of this Note, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion from counsel for the holder and is satisfied that this Note and the underlying securities may be transferred without registration under the Act.

CONVERTIBLE PROMISSORY NOTE – $0.05 CONVERSION

Date: February 13, 2017

FOR VALUE RECEIVED, GREENESTONE HEALTHCARE COPORATION, a Colorado corporation (the "Company"), (GRST) hereby promises to pay to the order of Lewis Maffeo or any subsequent holder of this Note (the "Payee"), at 899 Jeffery Street, Unit 114, Boca Raton, Florida 33487 or at such other place as may be designated by the Payee from time to time by notice to the Company, the principal sum of $250,000.00 (two hundred and fifty thousand dollars). Such principal may be converted into Greenestone Healthcare Corporation common stock at the Conversion Price as described in Section 4(b) below. Such principal shall be paid in accordance with the terms of Section 1 below, to such account, as the Payee shall direct.

1.        PAYMENTS.

(a)       The unpaid principal amount and any unpaid interest amount of this Note may be converted into Rule 144 Restricted Common Stock of the Company as provided herein on or before (the “Maturity Date”) at the option of the holder.

(b)       Interest on the unpaid principal balance of this Note at the rate of ZERO percent (0%) per annum shall accrue from the date hereof and will be payable to the Payee in monthly payments of $0.00, payable at the end of each month and will be paid by check or bank deposit, as directed by the note holder.

(c)       In the event that any payment of principal and/or interest hereunder becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the Province of Ontario are authorized or required by law to close, then the maturity thereof shall be extended to the next succeeding “Business Day” (defined as any days on which national banks in Canada are open for business); and during any such extension, interest on principal amounts payable shall accrue and be payable at the applicable rate.

2.        RANKING OF NOTE.

Subject at all times to the subordination provisions set forth in Section 9 hereof, this Note shall constitute Senior Securities of Greenstone Healthcare Corporation and, except as provided below, shall be senior to other indebtedness for money borrowed by the Company which, by its terms shall be made expressly subject and subordinated to this Note.

3.        PREPAYMENT OF NOTE.

The note shall come due twenty-four (24) months from the date above and shall bear a ZERO (0%) interest rate. The Company shall have the right to prepay the indebtedness created herein at any time prior to the maturity of the Note, subject only to the Payees option to convert the Note into equity in the Company as described in paragraph 4 below.

4.        CONVERSION.

The holders of the Notes shall have the following conversion rights (the "Conversion Rights"):

(a)       Voluntary Conversion. At any time or from time to time after the Issuance Date, the holder of this Note may elect to convert up to one hundred (100%) percent of the original principal amount of this Note outstanding together with any accrued and unpaid interest, into shares of Common Stock of the Company at the Conversion Price, by written notice given to the Company in accordance with the provisions of Section 4(g) hereof (the “Conversion Notice”). Such right of Conversion shall be effected by the surrender of this Note to the Company for conversion at any time during normal business hours at the office of the Company, accompanied (i) by the Conversion Notice, (ii) if so required by the Company, by instruments of transfer, in a form satisfactory to the Company, duly executed by the registered holder or by his duly authorized attorney and (iii) transfer tax stamps or funds therefore, if required pursuant to Section 4(f) herein.

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(b)        Conversion Price. Subject to adjustment from time to time as provided in Section 4(d) below, the term “Conversion Price" shall mean US$0.05 per share of Common Stock and the rate of exchange for CDN dollar denominated notes shall be determined on the date of conversion.

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4(c)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction;

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustments for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(c)(iii) with respect to the rights of the holders of the Note.

(iv) Adjustments for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 4(c)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 4(c)(v)), then, and in each event, an appropriate revision to the Conversion Price shall by made and provisions shall be made (by adjustments of the Conversion Price of otherwise) so that the holder of this Note shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities receivable upon such reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

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(v) Adjustments for Reorganization, Merger, Consolidation, or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(c)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 4(c)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4(c)(v) with respect to the rights of the holders of this Note after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4(c)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(c)       No Impediment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Note set forth in this Section 4 against impairment.

(d)       Certificate as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Note pursuant to this Section 4, the Company at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish notice to the holder of this Note, a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of this Note, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of such Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(e)       Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(f)        Notices and Delivery of Shares. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the same date, if delivered personally or by facsimile by not later than 5:00 p.m. EST time (provided, that a copy of such facsimile shall be simultaneously sent to 5734 Yonge Street, Suite 300, Toronto, Ontario M2M 4E7 416-222-1932 or (ii) three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the party in accordance with Section 7 hereof. Not later than seven (7) Business Days following receipt of notice of conversion as provided herein (the “Delivery Date”), the Company shall deliver to the holders of this Note, against delivery of this Note surrendered for conversion, certificates evidencing all shares of Common Stock into which this Note shall be converted.

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(g)        Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Conversion Price of one share of the Company's Common Stock on the applicable Conversion Date.

(h)       Reservation of Common Stock. The Company shall at all times reserve and keep available, out of its authorized but un-issued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, the full number of shares deliverable upon conversion of all the Note from time to time outstanding. The Company shall, from time to time in accordance with the Colorado General Corporations Law, as amended, increase the authorized number of shares of Common Stock if at any time the un-issued number of authorized shares shall not be sufficient to permit the conversion of all of the Note at the time outstanding. In such connection, the Company shall hold a special meeting of stockholders not later than 180 days after any date in which the Company shall have insufficient shares of Common Stock so reserved for the purpose of authorizing additional shares of Common Stock.

(i)       Retirement of Note. Conversion of this Note shall be deemed to have been effected on the applicable Conversion Date. The converting holder shall be deemed to have become a stockholder of record of the Common Stock on the applicable Conversion Date. Upon conversion of only a portion of this Note, the Company shall issue and deliver to such holder, at the expense of the Company, against receipt of the original Note delivered for partial cancellation, a new Note representing the unconverted portion of this Note so surrendered and Common Stock equal to the portion converted.

(j)       Regulatory Compliance.

(i) If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any government authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(ii) The shares of Common Stock issuable upon the election to convert shall be Rule 144 restricted shares (the "Restricted Securities").

(iii) The holder of such shares shall have the following registration rights:

(A) Neither this Note nor the Shares underlying it have been registered under the Securities Act of 1933, as amended (the "Act"). The Company has no intention of and has no obligation to register this Note nor the underlying Shares. Unless and until registered under the Act, this Note and all replacement Notes shall bear the following legend:

This Note, and the securities issuable upon the conversion of this Note, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company is satisfied that this Note and the underling securities may be transferred without registration under the Act.

(B)       This offering is being conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated thereunder ("Rule 506") or other applicable provisions and the shares issuable upon conversion of this Note shall be Rule 144 restricted shares.

5.        EVENTS OF DEFAULT.

The occurrence and continuance of any one or more of the following events is herein referred to as an Event of Default:

(a)        If the Company shall default in converting the applicable principal amount of this Note into Common Stock and delivering stock certificates in respect of such conversion within thirty (30) Business Days from the Company's receipt of the applicable notice of conversion pursuant to the provisions hereof, whether on the Maturity Date or otherwise; or

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(b)        If the Company shall not, at the time of receipt of a Conversion Notice hereunder, have a sufficient number of authorized and un-issued shares of its Common Stock available for issuance to the holder of this Note upon conversion of all or any portion of this Note in accordance with the terms hereof, and such default shall not have been remedied within one hundred eighty (180) calendar days from the date of such Conversion Notice; or

(c)        If the Company shall default in the performance of or compliance with any of its material covenants or agreements contained herein and such default shall not have been remedied within thirty (30) calendar days after written notice thereof shall have been delivered to the Company by the holder of this Note in accordance with the notice provisions herein; or

(d)        If any representation or warranty made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

(e)       If the Company or any of its “Significant Subsidiaries” (as defined herein) shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company or any of its Significant Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or any of its Significant Subsidiaries, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company or any of its Significant Subsidiaries. For purposes of this Section 5(f), the term Significant Subsidiary shall mean and include any other person, firm or corporation (i) more than 50% of the common stock or equity interests of which are owned of record by the Company or any Subsidiary of the Company, and (ii) the net income before taxes or total assets of which represent more than 15% of the consolidated net income before taxes or consolidated assets of the Company and all of its Subsidiaries; or

(g)        If, within sixty (60) days after the commencement of any proceeding against the Company or any Significant Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company or any Significant Subsidiary, of any trustee, receiver or liquidator of the Company or any Significant Subsidiary or of all or any substantial part of the properties of the Company or any Significant Subsidiary, such appointment shall not have been vacated.

6.        REMEDIES ON DEFAULT; ACCELERATION.

Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the holder in Rule 144 Restricted Shares of the Company’s Common Stock. Unless waived by the written consent of the holder, such holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. Upon the occurrence of an Event of Default, the Company agrees to pay to the holder of this Note such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

7.        NOTICES.

All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopy or by registered or certified mail, return receipt requested, postage pre-paid, addressed or telescoped as follows or to such other address or telecopy number of which notice has been given pursuant hereto:

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If to the Company: Greenestone Healthcare Corporation

5734 Yonge Street

Suite 300

Toronto, Ontario

M2M 4E7

Fax 416 222 1932

8.        GOVERNING LAW.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario and the State of Colorado, without giving effect to conflict of law principles.

9.        SUBORDINATION TO SENIOR DEBT.

(a)        Payment of the principal of and interest on this Note is subordinated, to the extent and in the manner provided herein, to the prior payment of all indebtedness of the Company and the Cranberry Cove Holdings Ltd. subsidiary of the Company, for money borrowed or other obligations which is now or may hereafter be owed (collectively, “Senior Debt”) to any bank, commercial finance company, private mortgage lender, factor, insurance company or other institution the lending activities of which are regulated by law (individually, a "Senior Lender” and collectively, "Senior Lenders”), and the purchase money mortgage in the amount of $3,000,000.00 owed by Seastone Delray Healthcare LLC, secured by liens on any of the assets and properties of the Company and/or any of its Subsidiaries (individually and collectively, an "Institutional Borrower”).

(b)        Upon any payment or distribution of assets or securities of the Institutional Borrower, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Institutional Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable under Senior Debt shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the holder hereof shall be entitled to receive any payment on account of principal of or interest on this Note. Before any payment may be made by the Institutional Borrower of the principal of or interest on this Note upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Institutional Borrower of any kind of character, whether in cash, property or securities, to which the holder hereof would be entitled, except for the provisions of this Section 9, shall be made by the Institutional Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt or their representatives to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(c)        Upon the happening of any default in payment of the principal of or interest on any Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower on account of the principal of or interest on this Note.

(d)        Upon the happening of an event of default (other than under circumstances when the terms of Section 9(c) above are applicable) with respect to any Senior Debt pursuant to which the holder thereof is entitled under the terms of such Senior Debt to accelerate the maturity thereof, and upon written notice thereof given to each of the Institutional Borrower and the holder of this Note by such holder of Senior Debt (“Payment Notice”), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no action shall or may be taken for collection of any amounts under this Note, and no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower an account of the principal of or interest on this Note until such Senior Debt has been paid in full accordance with its terms.

(e)        In the event that, notwithstanding the provisions of this Section 9, any payment shall be made on account of the principal of or interest on this Note in contravention of such provisions, then such payment shall be held for the benefit of, and shall be paid over and delivered to, the holders of such Senior Debt remaining unpaid to the extent necessary to pay in full in cash or cash equivalents the principal of and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

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(f)        Nothing contained in this Section 9 shall:

(i) impair the conversion rights of the holder hereof referred to in Section 4 above,

(ii) impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder hereof principal and interest as the same shall become due and payable, or

(iii) prevent the holder hereof from exercising all rights, powers, and remedies otherwise provided herein or by applicable law, all subject to the express limitations provided herein.

(g)        Upon the occurrence of an Event of Default, if any Senior Debt shall then be outstanding, no acceleration of the maturity of this Note shall be effective until the earlier of (i) ten (10) days shall have passed following the date of delivery to the Institutional Borrower by a Senior Lender(s) of written notice of acceleration of any Senior Debt, or (ii) the maturity of any then outstanding Senior Debt shall have been accelerated by reason of a default hereon. The Company may pay the holder hereof any defaulted payment and all other amounts due following any such acceleration of the maturity of this Note if this Section 9 would not prohibit such payment to be made at that time.

(h)        Upon payment in full of all Senior Debt, the Payee of this Note shall be subrogated to the rights of the holder or holders of Senior Debt to receive all payments or distributions applicable on such Senior Debt to the extent of the prior application thereto of moneys or other assets which would have been received in respect of this Note, but for these subordination provisions, until the principal of, and interest on, this Note shall have been paid in full.

(i)        The Payee, by accepting this Note:

(i) shall be bound by all of the foregoing subordination provisions;

(ii) agrees expressly for the benefit of the present and future holders of Senior Debt that this Note is subject to the foregoing subordination provisions;

(iii) authorizes such persons as shall be designated by all holders of Senior Debt at any given time, on his or its benefit to execute and deliver such agreements, assignments, proofs of claim and other documents appropriate to effectuate the foregoing subordination provisions; and

(iv) hereby appoints the person so designated his or its attorney-in-fact for such purpose.

(j)        The foregoing subordination provisions shall be for the benefit of all holders of Senior Debt from time to time outstanding, and each of such holders may proceed to enforce such provisions either directly against the holder hereof or in any other manner provided by law.

10.        PERMITTED PAYMENTS.

Notwithstanding the provisions of Section 9 of this Note, and provided that no default or event of default (or event which, with the passage of time or giving of notice or both) has occurred, will occur as a result of the "Permitted Payment" (herein defined), or will occur with the passage of time or giving of notice or both, under any document or instrument evidencing such Senior Debt, the Company may pay to the Payee, and the Payee may accept from the Company, the principal payments of, and/or interest payments on, the outstanding principal amount of this Note when due on an un-accelerated basis (herein, "Permitted Payments"); it being understood and agreed by the Payee by accepting this Note that neither:

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(a)        the payment terms set forth in Section l of this Note;

(b)        the subordination provisions contained in Section 9 of this Note, nor

(c)        the provisions of this Section 10 of this Note may be modified or amended without the prior written consent of each and every holder of Senior Debt.

11.       SUCCESSORS AND ASSIGNS.

This Note shall be binding upon and inure to the benefit of the Company and the holder hereof and their respective successors and permitted assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the holder hereof; and provided, further, that transfer or assignment by the holder is in accordance with the rules governing Restricted Securities.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers as of the date first set forth above.

Greenestone Healthcare Corporation

By: Shawn E. Leon

 ________________________________

President

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